Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Noble Finance Company of our report dated March 12, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting of Noble Finance Company (formerly known as Noble Corporation), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 6, 2021

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